As filed with the Securities and Exchange Commission on July 12, 2007.
Registration No. 333-124750

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

HEALTH DISCOVERY CORPORATION
(Name of Small Business Issuer in Its Charter)

TEXAS	74-3002154
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8731

 (Primary Standard Industrial Classification Code Number)

2 East Bryan Street
Suite #601
Savannah, GA 31401
(912) 443-1987
(Address and Telephone Number
of Principal Executive Offices)

Dr. Stephen D. Barnhill
2 East Bryan Street
Suite #601
Savannah, GA 31401
(912) 443-1987

  (Name, Address and Telephone Number
of Agent for Service)

Copies to:

Todd Wade, Esq.
Powell Goldstein LLP
1201 West Peachtree Street
Fourteenth Floor
Atlanta, Georgia 30309
(404) 572-6600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time or at one time after the effective date of this registration statement as determined by the selling stockholders.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, no par value	26,845,799	$0.33 (1)	$ 10,435,507	(2)

Common Stock, no par value, to be issued upon the exercise of warrants	32,638,436	$0.33 (1)	$ 10,770,684	(2)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)	Amounts previously submitted. Fees for original share amount were paid with initial filing.

EXPLANATORY NOTE

Health Discovery Corporation (the “Company”) files this Post-Effective Amendment No. 4 to its Registration Statement on Form SB-2 (No. 333-124750) to deregister the remaining 26,407,799 shares of the Company’s common stock, no par value, and the remaining 32,638,436 warrants to purchase shares of the Company’s common stock, no par value, that were originally registered on this Form SB-2 but were not sold under the Registration Statement. The offering contemplated by the Registration Statement terminated by virtue of the expiration of the Company’s contractual obligation to maintain the effectiveness of the Registration Statement. Those selling securityholders who did not sell their securities under the Registration Statement may continue to sell subject securities as may be permitted by Rule 144 of the Securities Act or any other exemption that may be available.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Savannah, State of Georgia, on July 12, 2007.

HEALTH DISCOVERY CORPORATION

By:	/s/ Stephen D. Barnhill, M.D., Chief Executive Officer
Stephen D. Barnhill, M.D., Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/Stephen D. Barnhill M.D. Stephen D. Barnhill M.D.	Chief Executive Officer, Chairman	July 12, 2007

/S/Daniel R. Furth Daniel R. Furth	Principal Financial Officer Executive Vice President	July 12, 2007

/S/William F. Quirk, Jr. William F. Quirk, Jr.	Director	July 12, 2007

/S/William M. Goldstein William M. Goldstein	Director	July 12, 2007